Exhibit 10.1

PROFESSIONAL SERVICES AGREEMENT

THIS PROFESSIONAL SERVICES AGREEMENT (this “Agreement”) is made as of April 16, 2013 (the “Effective Date”) by and between Blugrass Energy Inc., a Nevada corporation (the “Company”) and Excellere Capital Group LLC, a Texas limited liability company (the “Contractor”).

WHEREAS, the Company desires to engage the Contractor to perform certain services for the Company, and the Contractor desires to perform such services for the Company.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms, and subject to the conditions, hereinafter set forth, the parties hereto agree as follows:

1.      Engagement. The Contractor agrees to provide, and the Company agrees to accept, the services described in Exhibit A (the “Services”) in accordance with the terms and conditions of this Agreement. The Contractor shall control the manner in which the Services are provided, giving due consideration to the requests of the Company.

2.      Compensation. The Company agrees to pay the Contractor compensation for the Services during the term of this Agreement in accordance with the rates set forth in Exhibit A.

3.      Term and Termination.

a.      The term of this Agreement shall begin on the Effective Date and continue until completion of the Services, unless earlier terminated in accordance with this Agreement.

b.      The Company may terminate this Agreement, with or without cause, upon ten (10) days’ notice. The Company also may terminate this Agreement by giving written notice thereof if the Contractor continues to breach any provision of this Agreement ten (10) days after the receipt of notice to cure any such breach.

4.      Personnel.

a.      The Contractor represents and warrants that its personnel have the experience, knowledge, training and skill required to provide the Services.

5.      Confidentiality.

a.      The Contractor acknowledges that material and information that may come into its possession or knowledge in connection with the performance of the Services may include trade secrets and other confidential and proprietary data of the Company (collectively, “Confidential Information”).

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b.      The Contractor agrees that it shall not disclose or otherwise make known to any person any Confidential Information belonging to the Company without the express prior written consent of the Company. The Contractor will not use such Confidential Information for any purpose other than fulfilling its obligations under this Agreement.

c.      Upon termination of this Agreement, the Contractor shall immediately return to the Company all copies, in whatever form, of any and all Confidential Information of the Company.

d.      The provisions of this Section 5 shall survive any termination of this Agreement.

6.      Relationship of the Parties.

a.      It is expressly understood and agreed that the Contractor will remain at all times an independent contractor and that nothing contained herein shall be construed to be inconsistent with such status. The Contractor shall not take any actions or make any representations to any person or entity that would suggest that any relationship other than an independent contractor relationship exists between the Company and the Contractor. In no event shall an employee of one party be considered to be an employee of the other, and neither party shall have any duty to provide or maintain any insurance or other employee benefits on behalf of the other party or the other party’s employees, independent contractors or agents.

b.      Nothing contained in this Agreement shall be construed as constituting a partnership or joint venture or the relationship of principal/agent between the parties.

c.      The Contractor shall have no right or authority to assume or create any obligations on behalf of the Company, express or implied, and the Contractor shall not represent to any person or entity that it has such authority or that it serves the Company in any capacity other than as an outside independent contractor.

7.      Modification and Waiver. This Agreement may be amended, modified, superseded or cancelled and any of the terms, covenants or conditions hereof may be waived only in a writing signed by both parties hereto. No waiver by any party of any condition, or the breach of any term or covenant contained herein, whether by conduct or otherwise, in any one or more instances, shall be construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term or covenant set forth herein.

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8.      Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of TEXAS (without regard to its choice of law rules).

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the Effective Date.

COMPANY:

Blugrass Energy Inc.

By: /s/ H. Stephen Bargo
Name: H. Stephen Bargo
Title: Officer

CONTRACTOR:

Excellere Capital Group LLC

By: /s/ H. Stephen Bargo
Name: H. Stephen Bargo
Title: Member

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EXHIBIT A

Services

The Company has retained the Contractor to provide the following Services:

➢	provide management and other staffing to the Company;
➢	engage professional advisors and provide interim financing to bring the Company’s regulatory filings current; and
➢	explore financing and acquisition opportunities for the Company.

Compensation

The Contractor shall be compensated for providing the Services as follows:

The Company will issue to the Contractor an aggregate of 15,000,000 shares of the Company’s common stock immediately following the reverse stock split, which will represent 89% of the outstanding shares.

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